Exhibit d(1)

                          GENESYS STOCK INCENTIVE PLAN


I.       ESTABLISHMENT OF THE PLAN.

         Genesys S.A. hereby establishes the Genesys Stock Incentive Plan (hereinafter called the "Plan"), subject to the terms and conditions hereinafter stated.

II.      PURPOSES OF THE PLAN.

         The purposes of the Plan are:

         To encourage stock ownership by Employees of the Corporation so that they will have a proprietary interest in Genesys;

         To provide an incentive for such Employees to expand and improve the growth and prosperity of the Corporation; and

         To assist the Corporation in attracting and retaining Employees.

III.     DEFINITIONS.

         Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this Article III. Wherever used in the Plan, words in the masculine gender shall be deemed to refer to females as well as to males; words in the singular number shall be deemed to refer also to the plural number; and references to a statute or statutory provision shall be construed as if they referred also to that provision (or to a successor provision of similar import) as currently in effect, as amended or as reenacted.

              (a) "ADR" means a Genesys American Depositary Receipt, representing one ADS.


              (b) "ADS" means a Genesys American Depositary Share, representing one half of one share of Common Stock, subject to adjustment pursuant to Article X.

              (c) "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first Person.

              (d) "Board" means the Board of Directors of Genesys.

              (e) "Cause" means, unless otherwise defined in the applicable Option Agreement, the Grantee's Termination by reason of (i) his continued or willful failure substantially to perform his duties for the Corporation (other than any such failure due to the Grantee's physical or mental illness), (ii) his willful and serious misconduct in connection with the performance of his duties for the Corporation that has caused or is reasonably expected to result in material injury to the Corporation, (iii) the Grantee's conviction of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony or a crime involving moral turpitude, (iv) his fraudulent or dishonest conduct or (v) his material breach of any of his obligations or covenants under any written policies of the Corporation or any written agreement between such Grantee and the Corporation; provided that if the Grantee is a party to an effective employment agreement on the date of determination and such employment agreement contains a different definition of Cause, the definition of Cause contained in such employment agreement shall be substituted for the definition set forth above for all purposes hereunder.

              (f) "Change in Control" means the first to occur after the Effective Date of any of the following events:

                    (i) the acquisition by any person, entity or "group" (as
               defined in section 13(d) of the Exchange Act) (other than (x) Genesys, any of its Affiliates or any of their respective Affiliates or (y) any employee benefit plan of Genesys, any of its Affiliates or any of their respective Affiliates) through one transaction or a series of related transactions of beneficial ownership of equity securities of Genesys representing 50% or more of the combined voting power of all then outstanding equity securities of Genesys that may be cast for the election of directors of Genesys;

                    (ii) the approval by Genesys's stockholders of a merger or consolidation of Genesys with or into another entity as a result of which Persons who were stockholders of Genesys immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, securities representing more than 50% of the combined voting power of all then outstanding securities entitled to vote generally in the election of directors of the merged or consolidated company;

                    (iii) the approval by Genesys' stockholders of a liquidation or dissolution of Genesys, other than a dissolution occurring upon a merger or consolidation of Genesys or a liquidation of Genesys into any of its Affiliates or any of their respective Affiliates; or

                    (iv) the sale, transfer or other disposition of all or
               substantially all of the assets of Genesys through one transaction or a series of related transactions to one or more Persons that are not, immediately prior to such sale, transfer or other disposition, Affiliates of Genesys or any of their respective Affiliates.

              (g) "Code" means the Internal Revenue Code of 1986, as amended.

              (h) "Committee" means the committee of the Board designated by the Board to administer the Plan or, if there is no such committee, the Board; provided, that from and after such time as Genesys ceases to qualify as a "foreign private issuer" within the meaning of Rule 3b-4 of the Exchange Act, the Committee shall consist of two or more persons, at least two of whom qualify as (i) a "non-employee director" within the meaning of Rule 16b-3 of the Exchange Act; and (ii) an "outside director" within the meaning of United States Treasury Regulation Section 1.162-27(e)(3) under the Code, unless otherwise determined by the Board.

              (i) "Common Stock" means shares of Genesys' common stock, no par value, subject to adjustment pursuant to Article X.

              (j) "Corporation" means Genesys and, at the time of reference, its Affiliates.

              (k) "Director" means a member of the Board.

              (l) "Disability" means, unless otherwise defined in the applicable Option Agreement, a condition entitling a Grantee to benefits under the long-term disability plan maintained by the Corporation in which he is a participant and, in the absence of any such plan, shall mean a mental or physical condition of the Grantee rendering him unable to perform his duties for the Corporation for a period of six (6) consecutive months or for 180 days within any consecutive 365-day period and which is reasonably expected to continue indefinitely; provided that if, as of the date of determination, the Grantee is a party to an effective employment agreement with a different definition of "Disability" or any derivation of such term, the definition of "Disability" (or its derivation) contained in such employment agreement shall be substituted for the definition set forth above for all purposes hereunder. A Grantee's employment or services shall be deemed to have Terminated as a result of Disability on the date as of which he is first entitled to receive disability benefits under such policy or, in the absence of a policy, the date of the determination that the Grantee has such a condition.

              (m) "Effective Date" means _________, 2001, the date of adoption of the Plan by the Board.


              (n) "Employee" means any employee of the Corporation, including an employee who is also an officer or Director of the Corporation, but excluding any employees of the Corporation primarily employed in, or residents of, France.

              (o) "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

              (p) "Fair Market Value" of an ADS shall mean, as of any date of determination, (i) with respect to Options that are not Incentive Stock Options, the average of the closing price or the closing bid and ask price, as the case may be, of an ADS over the 20 trading days immediately preceding such date of determination or (ii) with respect to Incentive Stock Options, the greater of
(x) 95% of the average of the closing price or the closing bid and ask price, as the case may be, of an ADS over the 20 trading days immediately preceding such date of determination and (y) the closing price or closing bid and ask price, as the case may be, on such date of determination, in any case, (A) as reported on the principal securities exchange on which ADSs are then listed or admitted to trading, (B) if the ADSs are not then listed or admitted to trading upon an established stock exchange, as reported on the National Association of Securities Dealers Automated Quotation System, or (C) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. The closing price or closing bid and ask price, as the case may be, of an ADS as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in ADSs is traded is closed shall be the closing price or closing bid and ask price, as the case may be, determined pursuant to the preceding sentence as of the immediately preceding date on which such exchange or system is open for trading.

              (q) "Family Members" means a Grantee's spouse, children or grandchildren.

              (r) "Genesys" means Genesys S.A., or any successor thereto, including any entity that the Board determines has succeeded Genesys.

(s) "Grant Date" shall mean, with respect to an Option Award, the effective date of the grant of such Option Award.

              (t) "Grantee" means an Employee to whom an Option is granted under the Plan.

              (u) "Incentive Stock Option" means an Option that is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is identified as an Incentive Stock Option in the Option Agreement by which it is evidenced.

              (v) "Normal Expiration Date" means, with respect to an Option Award, the eighth anniversary of the Grant Date of such award or such other date as may be specified in the Option Agreement evidencing such award.

              (w) "Option" means a right granted to a Grantee to purchase two
(2) ADSs under the Plan, provided, however, that, if on the effective date of the exercise of a Vested Option the Grantee is a Restricted Participant, such Grantee shall receive one (1) share of Common Stock in lieu of two (2) ADSs, in accordance with paragraph (e) of Article VIII herein.

              (x) "Option Award" means, collectively, the Options granted to a Grantee as of a particular Grant Date as evidenced by an Option Agreement.

              (y) "Option Agreement" means the written agreement entered into by Genesys and a Grantee evidencing an Option Award hereunder and setting forth the terms and conditions applicable thereto.

              (z) "Plan" means the Genesys Stock Incentive Plan, as set forth herein and as amended from time to time, together with all Schedules hereto.

              (aa) "Person" means any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

              (bb) "Restricted Participant" means any Grantee, who on the effective date of the exercise of a Vested Option is, or at any time within the three-month period immediately preceding such effective date was, an officer, director or other affiliate of, or a person performing similar functions for, the Corporation who is not permitted to deposit any securities with The Bank of New York (as depositary) under the Deposit Agreement with Genesys, dated February 12, 2001.

              (cc) "Retirement" means, unless otherwise defined in the applicable Option Agreement, the Termination of a Grantee, other than by reason of Disability or death or by the Corporation for Cause, at or after his attainment of age 65; provided that if, as of the date of determination, the Grantee is a party to an effective employment agreement with a different definition of "Retirement", the definition of "Retirement" contained in such employment agreement shall be substituted for the definition set forth above for all purposes hereunder.

              (dd) "Securities Act" means the U.S. Securities Act of 1933, as amended.

              (ee) "Schedule" shall mean each schedule attached to, and forming a part of, the Plan that will be governed by the laws of any jurisdiction other than the United States or any state thereof and that sets forth certain additional or alternative terms and conditions that will apply to Options granted hereunder.

              (ff) "Subsidiary" means a subsidiary of the Corporation that meets the definition of a "subsidiary corporation" in Section 424(f) of the Code.

              (gg) "Termination" shall mean, with respect to a Grantee, the occurrence of any event following which such Grantee is not an Employee. (hh) "Vested Option" means, collectively and with respect to an Option Award, the Options covered by such award that have vested in accordance with Paragraph (b) of Article VIII hereof.

IV.      ADMINISTRATION OF THE PLAN.

         The Plan shall be administered by the Committee. Members of the Committee shall be appointed by and shall serve at the discretion of the Board.

         Except as otherwise provided in this paragraph, the Committee shall have discretionary authority to exercise all of the powers granted to it by the provisions of the Plan and to interpret and construe any provision of the Plan and the terms of any Option issued under it and any Option Agreement. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations, and procedures as it deems advisable for the conduct of its affairs, and may appoint one of its members to be its chairman and any person, whether or not a member, to be its secretary or agent.

         Decisions of the Committee shall be final and binding on all parties and all decisions, determinations, selections and other actions permitted or required to be taken or made by the Committee with respect to the Plan or any Option granted hereunder or Option Agreement shall be subject to the absolute discretion of the Committee. No member of the Committee or the Board shall be liable to any Grantee for any action, omission, or determination relating to the Plan and each member of the Committee and the Board shall be indemnified by Genesys to the fullest extent permitted by law with respect to any action taken or determination made in good faith in connection with the Plan. The Board shall act by vote or written consent of a majority of its members.

V.       CAPITAL STOCK SUBJECT TO AWARDS.

        (a) Shares Available Under the Plan.

         The aggregate number of shares of Common Stock issued, including shares issued in the form of ADSs (represented by ADRs) pursuant to Option Awards granted under the Plan shall not exceed 550,000 shares of Common Stock, which number is subject to adjustment pursuant to Article X. Shares of Common Stock issued, including shares issued in the form of ADSs (represented by ADRs) pursuant to Options granted hereunder shall be provided from shares in Genesys' treasury or from shares authorized but unissued. In the event that any outstanding Option Award expires, terminates or is cancelled for any reason without the issuance of all shares of Common Stock (whether or not represented by ADRs) covered by such Option Award, such unissued shares of Common Stock subject to such Option Award shall again be available for grant under the Plan.

         (b) Limitations On Awards.

         During the term of the Plan, no Employee may be granted Options to purchase more than an aggregate of 550,000 shares of Common Stock (whether or not represented by ADRs), which number is subject to adjustment pursuant to
Article X.

VI.      ELIGIBILITY.

         Those Employees of the Corporation selected by the Committee shall be eligible to receive Option Awards pursuant to the Plan from time to time, as determined by the Committee.

VII.     DESIGNATION OF GRANTEES.

         Subject to the provisions of the Plan, the Committee may determine from time to time which of those eligible Employees will be granted an Option Award under the Plan, and how many Options will be covered by any Option Award granted to such Employee. Subject to paragraph (e) of Article VIII herein, each Option shall represent a right to purchase two (2) ADS. In making such determinations, the Committee shall take into account the duties and responsibilities of each Employee, his or her present and potential contributions to the growth and success of the Corporation, and such other factors as the Committee shall deem consistent with the purposes of the Plan. The Committee shall not be precluded from granting Option Awards to any eligible Employee solely because such Employee has previously received a grant of an Option Award under the Plan.

VIII.    TERMS OF OPTIONS.

         Option Awards granted under the Plan shall be evidenced by an Option Agreement substantially in the form attached hereto as Exhibit A or, subject to
Article IV hereof, in such other form as the Committee shall approve. Each Option shall be clearly identified in the Option Agreement evidencing its grant as a non-qualified stock option that is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code or as an Incentive Stock Option and shall be subject to the following terms and conditions, any applicable terms and conditions set forth in a Schedule and such other terms and conditions set forth in the Option Agreement that are not inconsistent with the terms of the Plan, as the Committee shall determine:

              (a) Number of Shares and Option Exercise Price.

         The purchase price for each ADS subject to an Option shall be determined by the Committee and set forth in the applicable Option Agreement, provided that, with respect to an Incentive Stock Option, the purchase price for an ADS shall not be less than the Fair Market Value of an ADS on the Grant Date of such Option and, with respect to Options that are not Incentive Stock Options, the purchase price for an ADS shall not be less than 95% of the Fair Market Value of an ADS on the Grant Date.

              (b) Limitations on Exercise of Options.

         Unless otherwise provided in the applicable Option Agreement, Options covered by an Option Award shall become vested and exercisable in installments as follows: (x) with respect to 10% of the Options covered thereby on the first anniversary of the Grant Date, (y) with respect to an additional 7.5% of the Options covered thereby on the last day of each of the eleven calendar quarters immediately following the first anniversary of the Grant Date and (z) with respect to the remaining 7.5% of the Options covered thereby on the fourth anniversary of the Grant Date; provided in the case of each such installment, that (I) the Grantee remains in the continuous employment of the Corporation from the Grant Date through the applicable vesting date, (II) no Option shall be exercisable after the Normal Expiration Date and (III) each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the applicable Option Agreement.

         At the time an Option is granted, the Committee may provide in the applicable Option Agreement or, at any time thereafter the Committee may stipulate that, if a Change in Control occurs, the limitations set forth above in this paragraph (b) shall lapse with respect to such Option and that such Option shall become immediately vested and exercisable in full.

              (c) Duration of Option.

              (i) Upon a Grantee's Termination for any reason, (A) all of the Options covered by Option Awards then held by such Grantee that are not Vested Options as of the date of Termination shall expire immediately upon such Termination and (B) all of the Options covered by Option Awards then held by such Grantee that are Vested Options shall remain exercisable following such Termination until the earliest of the dates specified in the applicable clauses
(1) through (5) below and any such Vested Options that are not exercised prior to such earliest date shall expire immediately upon such earliest date:

              1. if such Termination is for Cause, the commencement of business on the date notice of Termination is communicated to the Grantee;

              2. if such Termination is for any reason other than Cause, Retirement, death or Disability, the 90th day after the effective date of Termination;

              3. if such Termination is due to the Grantee's Disability or Retirement, the Normal Expiration Date, provided, however, that, with respect to Incentive Stock Options, (x) if such Termination is due to the Grantee's Disability, such Vested Options shall remain exercisable until the first anniversary of such Disability and (y) if such Termination is due to the Grantee's Retirement, such Vested Options shall remain exercisable until the 90th day after the effective date of such Termination;

              4. if such Termination is due to the Grantee's death, the six-month anniversary of such death; and

              5. in all cases, the Normal Expiration Date for each such Vested Option.

         Notwithstanding the foregoing provisions, the Committee may specify in the Option Agreement on or after the Grant Date a different expiration date or period of exercise for any Option granted hereunder and may provide for the continued vesting of any Options following a Grantee's Termination, and such expiration date or period and provision for continued vesting shall supersede the foregoing.

              (d) Nonassignability of Options.

              No Options granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except that Options may be transferred (i) by will or by the laws of descent and distribution or
(ii) with the prior written consent of the Committee, to (A) a trust or trusts for the exclusive benefit of the Grantee's Family Members or (B) a partnership or limited liability company for the exclusive benefit of such Family Members or of which such Family Members and/or trusts are the sole partners or members, as the case may be, provided that the deceased Grantee's beneficiary or the representative of the Grantee's estate or the Grantee's permitted transferee shall acknowledge and agree in writing, in a form reasonably acceptable to Genesys, to be bound by the provisions of the Plan and any applicable Option Agreement as if such beneficiary or the estate were the Grantee. During a Grantee's lifetime, Options shall be exercisable only by such Grantee or his permitted transferees as described above in this paragraph (c). Notwithstanding the foregoing, an Incentive Stock Option shall not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated otherwise than by will or by the laws of descent and distribution.

              (e) Manner of Exercise.

              Notwithstanding any other provision in the Plan or any applicable Option Agreement, if on the effective date of the exercise of a Vested Option the Grantee is a Restricted Participant, such Grantee shall receive one (1) share of Common Stock in lieu of two (2) ADSs in respect of each such exercised Vested Option.

              Subject to the terms and conditions set forth in the Plan and the applicable Option Agreement, Vested Options under an Option Award may be exercised at one time or from time to time, except that each partial exercise of an Option Award shall be for at least 200 ADSs or 100 shares of Common Stock, as the case may be, or, if fewer than 200 ADSs or 100 shares remain outstanding under the Option Award, for all the remaining shares of ADSs or shares of Common Stock. Vested Options shall be exercised by delivering written notice to Genesys' principal office, to the attention of Genesys' Chief Human Resources Officer, no less than three business days in advance of the effective date of the proposed exercise. Such notice shall specify the number of Vested Options that are being exercised, the effective date of the proposed exercise, the aggregate exercise price due in connection with such proposed exercise, the proposed form of payment and shall be signed by the Grantee. The Grantee may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise.

              (f) Payment for ADSs or Shares of Common Stock.

         Payment for ADSs or shares of Common Stock, as the case may be, purchased upon the exercise of a Vested Option shall be made in cash or by check or wire transfer on or prior to the effective date of such exercise.

         Subject to the Grantee's payment of withholding taxes pursuant to the following Paragraph (g), an ADR (representing the ADS or ADSs) or a share of Common Stock, as the case may be, purchased upon the exercise of one or more Vested Options shall be issued in the name of such Grantee (or, if applicable, the estate or permitted transferee, etc.) and delivered to the Grantee (or, if applicable, the estate or permitted transferee, etc.) as soon as practicable following the effective date on which such Vested Option or Options are exercised. The shares of Common Stock issued, including shares issued in the form of an ADS, pursuant to the Plan pursuant to the exercise of a Vested Option shall be fully paid and nonassessable.

              (g) Payment of Withholding Taxes.

         Payment in full of any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the exercise of a Vested Option shall be made to the Corporation in cash or by check or wire transfer on or prior to the effective date of the exercise of such Vested Option.

              (h) Voting and Dividend Rights.

         No Person shall have any voting or dividend rights or any other rights of a stockholder with respect to an ADS or a share of Common Stock (including any share of Common Stock underlying an ADS) covered by an Option before such Person exercises the Option with respect to such ADS or Common Stock and the ADR representing such ADS or the Common Stock is issued to such person.

              (i) Certain Terms Applicable to Incentive Stock Options.

         The aggregate Fair Market Value of ADSs with respect to which Incentive Stock Options granted under the Plan (together with any such options granted under any other stock option plan of the Corporation or any Subsidiary thereof) are exercisable for the first time by a Grantee during any calendar year shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. In the event that such aggregate Fair Market Value exceeds $100,000, then Incentive Stock Options granted hereunder to such Grantee shall, to the extent of such excess and in the order in which they were granted, automatically be deemed not to be Incentive Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

         No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of Genesys or any of its Subsidiaries, unless (i) the exercise price per ADS covered by such Incentive Stock Option is at least one hundred and ten percent of the Fair Market Value of an ADS at the time such Incentive Stock Option is granted and
(ii) such Incentive Stock Option is not exercisable after the expiration of five years after the date such Incentive Stock Option is granted.

IX.      COMPLIANCE WITH LAW AND OTHER CONDITIONS.

              (a) Restrictions on Exercise of Options.

         Genesys shall not be obligated to effect the registration pursuant to the Securities Act of any Common Stock or ADSs to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, Genesys shall not be obligated to cause to be issued or delivered any ADRs representing ADSs or shares of Common Stock pursuant to the Plan unless and until Genesys is advised by its legal counsel that the issuance and delivery of such ADRs or shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock or ADSs are traded. The Committee may require, as a condition to the issuance and delivery of ADRs representing ADSs or shares of Common Stock pursuant to the terms hereof, that the recipient of such ADRs or shares make such covenants, agreements and representations, and that such ADRs or shares bear such legends, as the Committee deems necessary or desirable.

         The exercise of any Option granted hereunder shall only be effective at such time as counsel to Genesys shall have determined that the issuance and delivery of ADRs or shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock or ADSs are traded. Genesys may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder to allow the issuance of ADRs or Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. Genesys shall inform the Grantee in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Grantee may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

              (b) Restrictions on Resale of Unregistered Shares.

         If the shares of Common Stock or ADSs that have been sold to a Grantee pursuant to the terms of the Plan are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement, such Grantee may be required, if the Committee shall deem it advisable, to agree in writing
(i) that any shares of Common Stock or ADSs acquired by such Grantee pursuant to the Plan will not be sold except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act, and (ii) that such Grantee is acquiring such ADSs or shares for his own account and not with a view to the distribution thereof.

X.       ADJUSTMENTS.

              (a) Adjustments in Capitalization. In the event of any change in the number, class or type of shares of Common Stock outstanding, the number, class or type of securities represented by an ADS or other change in the capitalization of Genesys by reason of any stock dividend or split, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or similar event or transaction (each, an "Adjustment Event"), the Committee may make such adjustments as it determines are appropriate to (i) the maximum aggregate number of shares of Common Stock and/or the class or type of securities with respect to which Options may be granted under the Plan, (ii) the maximum number of Options and/or the class or type of securities covered by such Options that may be granted under the Plan to any individual during any twelve month period, (iii) the number of ADSs and/or the number, class or type of securities covered by then outstanding Option Awards and the per share exercise price for such securities under such Option Awards, (iv) the number of ADSs represented by one ADR and (v) the number of shares of Common Stock represented by on ADS.

              In addition, in connection with an Adjustment Event, the Committee may provide for the conversion of each Option outstanding immediately prior to such event (whether or not then vested or exercisable) into an equivalent option, on the same terms and conditions, with respect to some or all of the property for which the outstanding shares of the class of stock underlying such Option is exchanged in connection with such event and, incident thereto, make such adjustments in the exercise price and/or the number of securities or amount or type of property subject to such converted option as it determines.

                  Except as expressly provided in the Plan or an Option Agreement, no Grantee shall have any rights by reason of any Adjustment Event or by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or any increase or decrease in the number of shares of stock of any class or (iii) any dissolution, liquidation, merger or consolidation of Genesys or any other corporation.

              (b) Change in Control. In the event of a Change in Control, the Committee may provide that each outstanding Option shall become immediately vested and exercisable, unless such Option is converted into or otherwise exchanged for an equivalent option, on the same terms and conditions, with respect to some or all of the securities or other property for which the outstanding shares of the class of stock underlying such Option is exchanged in connection with the Change in Control and, incident thereto, adjusted with respect to the exercise price and/or the number of shares or amount or type of securities or other property subject to such converted option as the Committee determines.

XI.      MISCELLANEOUS PROVISIONS.

              (a) No Right to Receive Award.

         Nothing in the Plan shall be construed to give any Employee any right to receive an Option Award under the Plan or any Grantee to receive additional Option Awards under the Plan.

              (b) Expenses of Plan.

         The expenses of the Plan shall be borne by Genesys.

              (c) Conversion.

         For Genesys accounting purposes, the purchase price for an Option will be converted at the U.S. dollar/Euro exchange rate existing on the day immediately preceding the Grant Date of such Option.

XII.     AMENDMENT, SUSPENSION, OR TERMINATION.

              (a) Amendment.

         The Plan may be amended at any time and from time to time by the Board, but no amendment that increases the aggregate number of shares of Common Stock that may be granted pursuant to the Plan or the aggregate number of Options permitted to be granted to any Grantee during the term of the Plan as set forth in Section V(b) hereof, that enlarges the class of individuals entitled to receive Option Awards under the Plan or that extends the period during which Option Awards may be granted under the Plan shall be effective unless and until the same is approved, at a meeting held to take such action at which a quorum is present, by the affirmative vote of the holders of a majority of the shares of Common Stock of Genesys present in person or by proxy and entitled to vote. Without the written consent of a Grantee, no amendment of the Plan shall adversely affect any right of such Grantee with respect to any then outstanding Option Award theretofore granted to him or to her.

              (b) Right of Board to Suspend or Terminate Plan.

         The Board may at any time suspend or terminate the Plan. No Option Awards may be granted during any suspension of the Plan or after the Plan has been terminated.

              (c) Termination of Plan.

         The Plan shall terminate upon the earlier of the following dates:

                    (i) On the date of termination specified in a resolution of the Board, or

                    (ii) On a date three years from the date on which the Plan is approved by the Board.

         Except as otherwise provided herein, the termination of the Plan shall not affect any then outstanding Option Awards previously granted. After the Plan terminates, the function of the Committee will be limited to supervising the administration of Option Awards previously granted.

XIII.    GOVERNING LAW.

         The Plan and all Option Awards made thereunder shall be governed by the laws of the State of New York without reference to principles of conflict of laws which would require application of the law of another jurisdiction.

XIV.     ADOPTION BY BOARD.

         The Plan shall become effective upon its adoption by the Board.

Exhibit A
---------

                                  NON-QUALIFIED
                          STOCK OPTION AGREEMENT- U.S.

                  STOCK OPTION AGREEMENT, dated as of ______________, 2001, by and between Genesys, S.A. ("Genesys"), and the grantee, an Employee of the Corporation, whose name appears on the signature page hereof (the "Grantee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, Genesys has adopted the Genesys Stock Incentive Plan (the "Plan") to encourage stock ownership by certain Employees of the Corporation and to provide incentives for such Employees to improve the growth and profitability of the Corporation;

                  WHEREAS, subject to the terms of the Plan, the Plan provides for the grant to participants in the Plan of stock options to purchase ADSs and the Board has approved the grant to the Grantee of the number of non-qualified options to purchase ADSs set forth on the signature page hereof on the terms and conditions stated herein;

                  WHEREAS, the Grantee and Genesys desire to enter into an agreement to evidence and confirm the grant of such stock options on the terms and conditions set forth herein and;

                  WHEREAS, all capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Plan.

                  NOW, THEREFORE, to evidence the stock options so granted, and to set forth the terms and conditions governing such stock options, Genesys and the Grantee hereby agree as follows:

              1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

              (a) "Covered Options" shall have the meaning set forth in Section 4(b) hereof.

              (b) "Exercise Date" shall have the meaning set forth in Section 5 hereof.

              (c) "Exercise Price" shall have the meaning set forth in Section 5 hereof.

              (d) "Exercise Shares" shall have the meaning set forth in Section 5 hereof.

              (e) "Grant Date" shall mean the date hereof, which is the date on which the Options are granted to the Grantee.

              (f) "Grantee" shall have the meaning set forth in the introductory paragraph hereto.

              (g) "Option Award" shall mean, collectively, the Options granted to the Grantee pursuant to this Agreement.

              (h) "Option" shall mean the right granted to the Grantee pursuant to this Agreement to purchase ADSs, subject to the terms and conditions hereof. The number of Options granted to the Grantee pursuant to this Agreement is set forth on the signature page hereof. An Option can only be exercised in full and, accordingly, an Option cannot be exercised for less than two (2) ADSs, provided, however, that if on the Exercise Date of an Option the Grantee is a Restricted Participant, the Grantee shall receive one (1) share of Common Stock in respect of such Option, in lieu of two (2) ADSs, in accordance with paragraph (e) of
Article VIII herein and Section 5(c) herein.

              (i) "Option Price" shall mean, with respect to each Option, the exercise price specified in Section 2(b) hereof at which the Grantee may purchase two (2) ADSs.

              (j) "Rule 144" shall mean Rule 144 promulgated under the Securities Act.

              2. Grant of Options.

              (a) Confirmation of Grant. Genesys hereby evidences and confirms its grant to the Grantee, effective as of the date hereof, of the Option Award. The Options are not intended to be incentive stock options under the U.S. Internal Revenue Code of 1986, as amended. This Agreement is subordinate to, and the terms and conditions of the Options granted hereunder are subject to, the terms and conditions of the Plan. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.

              (b) Option Price. With respect to each Option, the Option Price shall be $ _______.

              3. Exercisability. The Option Award shall become exercisable in installments as follows: (x) with respect to 10% of the Options covered thereby on the first anniversary of the Grant Date and (y) with respect to an additional 7.5% of the Options covered thereby on the last day of each of the eleven calendar quarters immediately following the first anniversary of the Grant Date and (z) with respect to the remaining 7.5% of the Options covered thereby on the fourth anniversary of the Grant Date; provided in the case of each such installment, that (I) the Grantee remains in the continuous employment of the Corporation from the Grant Date through the applicable vesting date, (II) no Option shall be exercisable after the Normal Expiration Date and (III) each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the applicable Option Agreement.

              4. Termination of Options.

              (a) Normal Expiration Date. Subject to the terms of the Plan and
Section 4(b) herein, the Options shall terminate and be canceled on the Normal Expiration Date.

              (b) Early Termination. In the event of a Termination of the Grantee for any reason prior to the Normal Expiration Date, any Options held by the Grantee as of the effective date of such Termination that have not become exercisable in accordance with Section 3 hereof or the terms of the Plan on or prior to such effective date shall automatically terminate and be canceled immediately upon such Termination, unless otherwise provided below. All Options held by the Grantee as of the effective date of such Termination that have become exercisable in accordance with Section 3 hereof or the terms of the Plan on or prior to such effective date (such Options, the "Covered Options") shall remain exercisable for whichever of the following periods is applicable, and if not exercised within such period, shall automatically terminate and be canceled upon the expiration of such period: (i) upon a Termination by reason of Grantee's Disability or Retirement, the Covered Options shall remain exercisable until the Normal Expiration Date, (ii) upon a Termination as a result of death, if the Grantee has not fully exercised his Covered Options, his personal representative or those persons who receive any Covered Options by bequest or inheritance, shall have the right, during the period ending on the earlier of the six-month anniversary of the date of the Grantee's death and the Normal Expiration Date to exercise such Covered Options, and (iii) upon a Termination for any reason other than (A) the Grantee's death, Disability or Retirement or
(B) a Termination for Cause, the Covered Options shall remain exercisable until the earliest to occur of (x) the ninetieth (90th) day after the Grantee's Termination, and (y) the Normal Expiration Date. Notwithstanding anything else contained in this Agreement, in the event of a Grantee's Termination for Cause, all Options (whether or not then vested or exercisable) shall automatically terminate and be canceled immediately upon such Termination. Nothing in this Agreement shall be deemed to confer on the Grantee any right to continue in the employ of the Corporation or to interfere with or limit in any way the right of the Corporation or any Affiliate to Terminate the Grantee at any time.

              5. Manner of Exercise. (a) To the extent that any outstanding Options shall have become and remain vested and exercisable as provided in Sections 3 and 4 and subject to such reasonable administrative regulations as the Board may have adopted, such Options may be exercised by notice to Genesys' Chief Human Resources Officer, in writing no less than 3 business days prior to the date as of which the Grantee will so exercise the Options (the "Exercise Date"), specifying the number of Options being exercised (the "Exercise Options"), the effective date of the proposed exercise, the proposed form of payment and the aggregate Option Price for such Exercise Options. On or before the Exercise Date, the Grantee shall deliver to Genesys full payment for the Exercise Options by check or wire transfer, or in immediately available funds in an amount equal to the product of the number of Exercise Options, multiplied by the Option Price (collectively, the "Exercise Price") and (ii) subject to
Section 5(b) and Section 5(c), Genesys shall issue the ADR representing the ADS or ADSs purchased upon exercise in the name of the Grantee as soon as practicable following the Exercise Date. Genesys may require the Grantee to furnish or execute such other documents as Genesys, shall reasonably deem necessary (i) to evidence such exercise, (ii) to determine whether registration is then required under the Securities Act and (iii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities law or any other applicable law.

              (b) Notwithstanding anything herein to the contrary, Genesys may, in lieu of delivering ADRs representing the ADSs covered by the Exercise Options to the Grantee, return to the Grantee the Exercise Price tendered for the Exercise Options and pay to the Grantee an additional amount equal to the excess of (i) the Fair Market Value, as of the determination date, of such ADSs over
(ii) the Exercise Price.

              (c) Notwithstanding anything herein to the contrary, if on the Exercise Date of an Option the Grantee is a Restricted Participant, the Grantee shall receive one (1) share of Common Stock in lieu of two (2) ADSs in respect of each exercised Option.

              6. No Rights as Stockholder. The Grantee shall have no voting or other rights as a holder of ADSs or shares of Common Stock of Genesys covered by the Options until the exercise of the Options and the issuance of a certificate or certificates to the Grantee for the ADR representing such ADSs or for shares of Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

              7. Miscellaneous.

              (a) Notices. All Notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to Genesys or the Grantee, as the case may be, at the following addresses or to such other address as the Corporation or the Grantee, as the case may be, shall specify by notice to the others:

                  (i)      if to Genesys, to it at:

                           954 Avenue Jean-Mermoz
                           34000 Montpellier, France

                           Attn:  Chief of Human Resources

                  (ii)     if to the Grantee, to the Grantee
                           at the address set forth on the signature page hereof.

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof, provided that the party giving such notice or communication shall have attempted to telephone the party or parties to which notice is being given during regular business hours on or before the day such notice or communication is being sent, to advise such party or parties that such notice is being sent. Copies if any notice or other communication given under this Agreement shall also be given to:

                           Cleary, Gottlieb, Steen & Hamilton
                           1 Liberty Plaza
                           New York, NY  10006
                           Attn: Deborah E. Kurtzberg

              (b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

              (c) Waiver; Amendment.

               (i) Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party's or beneficiary's rights or privileges hereunder or shall be deemed a waiver or such party's or beneficiary's rights to exercise the same at any subsequent time or times hereunder.

               (ii) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee and Genesys.

              (d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Genesys or the Grantee without the prior written consent of the other parties.

              (e) Incorporation of Plan. All terms and provisions of the Plan are incorporated herein and made part hereof as if state herein. If an provision hereof and of the Plan shall be in conflict, the terms of the Plan shall govern.

              (f) Applicable Law. The Plan and all awards made thereunder shall be governed by the laws of the State of New York without reference to principles of conflict of laws which would require application of the law of another jurisdiction.

              (g) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

              (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, Genesys and the Grantee have executed this Agreement as of the date first above written.

                                GENESYS S.A.

                                By:
                                   ---------------------------------------
                                   Name:
                                   Title:

                                THE GRANTEE:

                                By:
                                   ---------------------------------------

                                Address of the Grantee:



Number of Options granted to
the Grantee pursuant to this
Agreement:

------------